Exhibit 23.3




       Consent of Independent Registered Public Accounting Firm


The Board of Directors
Financial Federal Corporation:


We consent to the incorporation by reference in the registration statement on Form S-3 ("Registration Statement") of Financial Federal Corporation of our report dated September 30, 2003, with respect to the consolidated balance sheets of Financial Federal Corporation and subsidiaries ("Financial Federal") as of July 31, 2003 and 2002, and the related consolidated income statements, statements of stockholders' equity and cash flows for each of the years in the two-year period ended July 31, 2003, which report is included in the Annual Report on Form 10-K of Financial Federal for the year ended July 31, 2003 and to the reference to our firm under the heading "Experts" in the Registration Statement. The consolidated statements of stockholders' equity, income and cash flows of Financial Federal Corporation and subsidiaries for the year ended July 31, 2001 were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements in their report dated August 31, 2001.




New York, New York
June 22, 2004